Exhibit 99.1

francesca’s® Reports Second Quarter Fiscal Year 2019 Financial Results

•	Net sales decreased 6% to $106.0 million and comparable sales decreased 5%
•	Diluted earnings per share was $0.61 compared to $0.16 in the same period last year
•	Adjusted diluted earnings per share was $0.72 (see Non-GAAP Information below)

HOUSTON, TEXAS — September 10, 2019 — Francesca’s Holdings Corporation (Nasdaq: FRAN) today reported financial results for the second quarter ended August 3, 2019.

Michael Prendergast, Interim CEO, stated, “We are very pleased to see significant improvement in our comparable sales for the second quarter. After a long period of double digit comp sales declines we achieved considerable sequential improvement in our comp sales in each month within the quarter. Gross margin was impacted by aggressive markdowns on poor performing legacy products that we accelerated within the quarter. However, we saw strong and better than expected sell through on new merchandise. Our merchant teams have done an excellent job of shifting back to a “read and react” buying and planning strategy, resulting in more nimble buying and planning processes. We believe effective implementation of this data analytic and customer demand strategy is driving a meaningful improvement in both boutique traffic and conversion during the second quarter. We realized material savings this quarter through a number of cost reduction initiatives that we have been executing since the beginning of fiscal 2019. In addition, we continue to make headway in optimizing our real estate portfolio. We are extremely pleased with our progress, which we believe is validating our go-forward turnaround strategy and look forward to driving continued positive momentum in the business.”

SECOND QUARTER RESULTS

Net sales decreased 6% to $106.0 million from $113.0 million in the comparable prior year quarter due to a 5% decrease in comparable sales. The decrease in comparable sales was the result of lower average unit retail prices associated with deeper markdowns on legacy product. This decrease was partially offset by higher boutique conversion rates and higher average units per transaction. The Company opened one new boutique and closed five boutiques during the second quarter, bringing its total boutique count to 718 at the end of the quarter.

Gross profit, as a percent of net sales, decreased to 38.2% from 39.0% in the prior year quarter. This unfavorable variance was due to lower merchandise margins as a result of deeper markdowns on legacy product and deleveraging of occupancy costs as a result of lower sales.

Selling, general and administrative (SG&A) expenses decreased 10% to $39.1 million from $43.3 million in the prior year quarter. Adjusted SG&A in the second quarter of fiscal 2019 was $38.7 million and excludes $0.5 million in other payroll costs associated with the Company’s turnaround plan, $0.3 million of professional fees incurred in connection with the Company’s previously announced reverse stock split and adoption of a shareholder rights plan, and $0.3 million of stock-based compensation reversal associated with the departure of the Company’s former Chief Financial Officer. There were no non-GAAP adjustments for SG&A in the second quarter of fiscal 2018.

The $4.6 million decrease in adjusted SG&A in the second quarter of fiscal year 2019 versus the comparable prior year period was primarily due to a $2.5 million decrease in boutique payroll and supplies associated with the Company’s cost reduction initiatives under the turnaround plan. Additionally, corporate payroll and related expenses decreased $0.9 million primarily due to the lower headcount as a result of the February 2019 workforce reduction, marketing expenses decreased $0.4 million, and asset write-off charges related to boutique remodels decreased $0.3 million.

Income from operations was $1.4 million compared to $0.8 million in the prior year quarter. Excluding the adjustments noted above for adjusted SG&A, adjusted income from operations in the second quarter of fiscal year 2019 was $1.8 million. There were no non-GAAP adjustments for income from operations in the second quarter of fiscal 2018.

The Company’s income tax benefit was $0.3 million in the second quarter of this year compared to an income tax expense of $0.4 million in the comparable prior year quarter. The income tax benefit recognized in the second quarter was based on the Company’s revised estimate of its annualized taxable income for fiscal year 2019.

Net income for the second quarter was $1.8 million, or $0.61 diluted earnings per share, compared to $0.5 million, or $0.16 diluted earnings per share, in the prior year quarter. Adjusted net income for the second quarter of fiscal year 2019 was $2.1 million, or $0.72 adjusted diluted earnings per share. There were no non-GAAP adjustments for net income or diluted earnings per share in the second quarter of fiscal 2018.

Please see the reconciliation of adjusted SG&A, adjusted income from operations, adjusted income before income tax expense, adjusted income tax (benefit) expense, adjusted net income, and adjusted diluted earnings per share, each a non-GAAP financial measure, to the most directly comparable GAAP financial measure provided in the tables at the end of this press release.

BALANCE SHEET SUMMARY

Total cash and cash equivalents at the end of the second quarter ended August 3, 2019 were $22.0 million compared to $23.4 million at the end of the comparable prior year quarter. On August 3, 2019, the Company had $10.0 million outstanding borrowings under its Asset Based Revolving Credit Facility (the “ABL”).

As previously disclosed, the Company entered into a Term Loan Credit Agreement (the “Term Loan”) with Tiger Finance, LLC for an aggregate term loan of $10.0 million which matures on August 13, 2022. The proceeds from this Term Loan were used to pay the $10.0 million outstanding under the Company’s existing ABL. As of August 31, 2019, the combined borrowing base availability under the Company’s ABL and Term Loan was $16.3 million.

The Company ended the quarter with $30.9 million of inventory on hand compared to $31.9 million at the end of the comparable prior year period. Average ending inventory per boutique was flat at $43,000 versus the comparable prior year period.

Conference Call Information

A conference call to discuss the second quarter fiscal year 2019 results is scheduled for September 10, 2019 at 8:30 a.m. ET. A live webcast of the conference call will be available in the investor relations section of the Company’s website, www.francescas.com. A replay of the call will be available after the conclusion of the call and remain available until September 17, 2019. To access the telephone replay, listeners should dial 1-844-512-2921. The access code for the replay is 13693991. A replay of the web cast will also be available shortly after the conclusion of the call and will remain on the website for ninety days.

Forward-Looking Statements

Certain statements in this release are “forward-looking statements” made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements reflect the Company’s current expectations or beliefs concerning future events and are subject to various risks and uncertainties that may cause actual results to differ materially from those that are expected. These risks and uncertainties include, but are not limited to, the following: the risk that the Company may not be able to successfully execute its turnaround plan; the risk that the Company may not be able to successfully integrate its Interim Chief Executive Officer and Chief Financial Officer, and attract and integrate a new Chief Executive Officer; the risk that the Company may not be able to identify suitably qualified and experienced candidates to add to its Board of Directors; the risk that the Company cannot anticipate, identify and respond quickly to changing fashion trends and customer preferences or changes in consumer environment, including changing expectations of service and experience in boutiques and online, and evolve its business model; the Company’s ability to attract a sufficient number of customers to its boutiques or sell sufficient quantities of its merchandise through its ecommerce website; the Company’s ability to successfully open, close, refresh, and operate our boutiques each year; the Company’s ability to efficiently source and distribute merchandise quantities necessary to support its operations; risks related to the Company’s ability to comply with the continued listing standards of the Nasdaq Global Select Market; and the impact of potential tariff increases or new tariffs. For additional information regarding these and other risks and uncertainties that could cause actual results to differ materially from those contained in the Company’s forward-looking statements, please refer to “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended February 3, 2019 filed with the SEC on May 3, 2019 and any risk factors contained in subsequent quarterly and annual reports it files with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statement.

Non-GAAP Information

This press release includes non-GAAP adjusted SG&A, adjusted income from operations, adjusted income before income tax expense, adjusted income tax (benefit) expense, adjusted net income, and adjusted diluted earnings per share, each of which are non-GAAP financial measures. The Company believes these non-GAAP financial measures not only provides the Company’s management with comparable financial data for internal financial analysis but also provides meaningful supplemental information to investors. Specifically, these non-GAAP financial measures allow investors to better understand the performance of the business and facilitate a meaningful evaluation of the Company’s second quarter fiscal year 2019 SG&A, income from operations, income before income tax expense, income tax (benefit) expense, net income and diluted earnings per share on a comparable basis with the Company’s second quarter fiscal year 2018 results. These non-GAAP measures should be considered a supplement to, and not as a substitute for or superior to, financial measures calculated in accordance with GAAP.

About Francesca's Holdings Corporation

francesca's® is a specialty retailer which operates a nationwide-chain of boutiques providing customers a unique, fun and personalized shopping experience. The merchandise assortment is a diverse and balanced mix of apparel, jewelry, accessories and gifts. As of September 10, 2019, francesca's® operated approximately 719 boutiques in 47 states throughout the United States and the District of Columbia and also serves its customers through francescas.com. For additional information on francesca's®, please visit www.francescas.com.

CONTACT:
ICR, Inc.	Company
Jean Fontana	Cindy Thomassee 832-494-2240
646-277-1214	Kate Venturina 713-864-1358 ext. 1145
IR@francescas.com

Francesca’s Holdings Corporation

Consolidated Statements of Operations

(In Thousands, Except Per Share Amounts, Percentages and Basis Points)

	Thirteen Weeks Ended
	August 3, 2019		August 4, 2018		Variance
	In USD	As a % of Net Sales(1)	In USD	As a % of Net Sales(1)	In USD	%	Basis Points
Net sales	$105,972	100.0%	$113,025	100.0%	$(7,053)	(6)%	-
Cost of goods sold and occupancy costs	65,469	61.8%	68,918	61.0%	(3,449)	(5)%	80
Gross profit	40,503	38.2%	44,107	39.0%	(3,604)	(8)%	(80)
Selling, general and administrative expenses	39,124	36.9%	43,277	38.3%	(4,153)	(10)%	(140)
Income from operations	1,379	1.3%	830	0.7%	549	66%	60
Interest expense	152	0.1%	112	0.1%	40	36%	-
Other income	259	0.2%	102	0.1%	157	154%	10
Income before income tax expense	1,486	1.4%	820	0.7%	666	81%	70
Income tax (benefit) expense	(326)	(0.3)%	366	0.3%	(692)	(189)%	(60)
Net income	$1,812	1.7%	$454	0.4%	$1,358	299%	130

(1)  Percentage totals or differences in the above table may not equal the sum or difference of the components due to rounding.

Diluted earnings per share*	$0.61	$0.16
Weighted average diluted share count*	2,960	2,918

Comparable sales change	(5)%	(13)%

	Twenty-Six Weeks Ended
	August 3, 2019		August 4, 2018		Variance
	In USD	As a % of Net Sales(1)	In USD	As a % of Net Sales(1)	In USD	%	Basis Points
Net sales	$193,097	100.0%	$213,430	100.0%	$(20,333)	(10)%	-
Cost of goods sold and occupancy costs	122,267	63.3%	130,960	61.4%	(8,693)	(7)%	200
Gross profit	70,830	36.7%	82,470	38.6%	(11,640)	(14)%	(200)
Selling, general and administrative expenses	79,118	41.0%	86,160	40.4%	(7,042)	(8)%	60
Loss from operations	(8,288)	(4.3)%	(3,690)	(1.7)%	4,598	125%	260
Interest expense	325	0.2%	229	0.1%	96	42%	10
Other income	372	0.2%	252	0.1%	120	48%	10
Loss before income tax expense (benefit)	(8,241)	(4.3)%	(3,667)	(1.7)%	4,574	125%	250
Income tax expense (benefit)	96	0.0%	(236)	(0.1)%	332	141%	20
Net loss	$(8,337)	(4.3)%	$(3,431)	(1.6)%	$4,906	143%	270

(1)  Percentage totals or differences in the above table may not equal the sum or difference of the components due to rounding.

Diluted earnings per share*	$(2.87)	$(1.18)
Weighted average diluted share count*	2,904	2,901

Comparable sales change	(9)%	(15)%

*Reflects the 12-to-1 reverse stock split that became effective on July 1, 2019.

Francesca’s Holdings Corporation

Consolidated Balance Sheets

(In thousands, except share and per share amounts)

	August 3, 2019	February 2, 2019	August 4, 2018
ASSETS
Current assets:
Cash and cash equivalents	$21,962	$20,103	$23,354
Accounts receivable	7,987	16,309	19,764
Inventories	30,942	30,478	31,902
Prepaid expenses and other current assets	10,759	10,357	10,549
Total current assets	71,650	77,247	85,569
Operating lease right-of-use assets, net	230,295	-	-
Property and equipment, net	61,874	71,207	89,858
Deferred income taxes	-	-	7,233
Other assets, net	4,197	4,588	4,912

TOTAL ASSETS	$368,016	$153,042	$187,572

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$18,773	$24,330	$29,406
Accrued liabilities	12,398	11,333	11,926
Operating lease liabilities	49,937	-	-
Total current liabilities	81,108	35,663	41,332
Operating lease liabilities	213,870	-	-
Landlord incentives and deferred rent	-	33,989	35,904
Long-term debt	10,000	10,000	-
Other liabilities	61	-	-
Total liabilities	305,039	79,652	77,236

Commitments and contingencies

Stockholders’ equity:
Common stock – $0.01 par value, 80.0 million shares authorized; 4.0 million, 3.9 million and 3.9 million issued at August 3, 2019, February 2, 2019 and August 4, 2018*	40	39	40
Additional paid-in capital	112,869	113,121	112,569
Retained earnings	110,089	120,251	157,748
Treasury stock, at cost – 0.9 million shares at each of August 3, 2019, February 2, 2019 and August 4, 2018*	(160,021)	(160,021)	(160,021)
Total stockholders’ equity	62,977	73,390	110,336

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$368,016	$153,042	$187,572

*Reflects the 12-to-1 reverse stock split that became effective on July 1, 2019.

Francesca’s Holdings Corporation

Consolidated Statements of Cash Flows

(In thousands)

	Twenty-Six Weeks Ended
	August 3, 2019	August 4, 2018
Cash Flows Provided by Operating Activities:
Net loss	$(8,337)	$(3,431)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	11,320	12,105
Stock-based compensation expense	(190)	733
Loss on sale of assets	99	350
Impairment charges	189	148
Deferred income taxes	-	1,473
Changes in operating assets and liabilities:
Accounts receivable	8,322	(3,122)
Inventories	(464)	(5,086)
Prepaid expenses and other assets	(373)	(2,411)
Accounts payable	(3,765)	12,590
Accrued liabilities	1,064	20
Operating lease right-of-use assets and lease liabilities, net	(2,490)	-
Landlord incentives and deferred rent	-	(2,433)
Net cash provided by operating activities	5,375	10,936

Cash Flows Used in Investing Activities:
Purchases of property and equipment	(3,372)	(14,436)
Net cash used in investing activities	(3,372)	(14,436)

Cash Flows Used in Financing Activities:
Proceeds from borrowings under the revolving credit facility	5,000	-
Repayments of borrowings under the revolving credit facility	(5,000)	-
Payment of debt issuance costs	(144)	(471)
Taxes paid related to net settlement of equity awards	-	(26)
Repurchases of common stock	-	(3,980)
Net cash used in financing activities	(144)	(4,477)

Net increase (decrease) in cash and cash equivalents	1,859	(7,977)
Cash and cash equivalents, beginning of year	20,103	31,331
Cash and cash equivalents, end of period	$21,962	$23,354

Supplemental Disclosures of Cash Flow Information:
Cash (received) paid for income taxes	$(8,601)	$226
Interest paid	$330	$77

Francesca’s Holdings Corporation

Supplemental Information

Quarterly Sales by Merchandise Category

	Thirteen Weeks Ended
	August 3, 2019		August 4, 2018		Variance
	In USD	As a % of Sales	In USD	As a % of Sales	In Dollars	%
	(in thousands, except percentages)
Apparel	52,389	49.4%	56,807	50.3%	(4,418)	(8)%
Jewelry	27,957	26.4%	26,984	23.9%	973	4%
Accessories	16,211	15.3%	17,181	15.2%	(970)	(6)%
Gifts	8,532	8.1%	11,337	10.0%	(2,805)	(25)%
Others(1)	883	0.8%	716	0.6%	167	23%
Net sales	105,972	100.0%	113,025	100.0%	(7,053)	(6)%

(1)	Includes gift card breakage income, shipping and change in return reserve.

Quarterly Comparable Sales

	FY 2019	FY 2018	FY 2017
Q1	(13)%	(16)%	(5)%
Q2	(5)%	(13)%	(3)%
Q3		(14)%	(18)%
Q4		(14)%	(15)%
Fiscal year		(14)%	(11)%

Boutique Count

	Twenty-Six Weeks Ended	Fiscal Year Ended	Twenty-Six Weeks Ended
	August 3, 2019	February 2, 2019	August 4, 2018
Number of boutiques open at the beginning of period period	727	721	721
Boutiques opened	4	32	31
Boutiques closed	(13)	(26)	(10)
Number of boutiques open at the end of period	718	727	742

Francesca’s Holdings Corporation

GAAP to Non-GAAP Reconciliation

(In Thousands, Except Per Share Amounts and Percentages)

Thirteen Weeks Ended August 3, 2019

	As Reported (GAAP)	Other Payroll Costs (1)	Professional Fees (2)	Reversal of Stock-based Compensation (3)	Adjusted (Non-GAAP)
SG&A	$39,124	$(451)	$(242)	$276	$38,707
Income from operations	1,379	451	242	(276)	1,796
Income before income tax	1,486	451	242	(276)	1,903
Income tax (benefit) expense (4)	(326)	99	53	(61)	(235)
Net income	1,812	352	189	(215)	2,138
Diluted earnings per share (5)	0.61	0.12	0.06	(0.07)	0.72

(1)	Consists of other payroll costs associated with the Company’s turnaround plan.
(2)	Consists of professional expenses incurred in connection with the Company’s previously disclosed reverse stock split and adoption of a stockholder rights plan.
(3)	Consists of stock-based compensation reversal associated with the departure of the Company’s former Chief Financial Officer.
(4)	The income tax impact of each adjustment was calculated using the effective income tax rate of 22% during the thirteen weeks ended August 3, 2019.
(5)	The diluted earnings per share impact of each adjustment was calculated by dividing the net loss impact by the diluted share count of 2,960,000, which reflects the 12-to-1 reverse stock split that became effective on July 1, 2019.